UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2011

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 15, 2011, the Board of Directors of Dynamic Materials Corporation (the “Company”) appointed Robert A. Cohen. as a director of the Company.  In connection with Mr. Cohen’ election as a director, the Board of Directors of the Company was temporarily expanded to eight members, six of whom are independent.

Mr. Cohen, age 62, currently serves as managing partner of Joranel, a private investment and advisory firm that advised private equity firms in bank and financial institution acquisitions. Mr. Cohen served as the President and Chief Executive Officer of Korea First Bank from October 2001 to May 2005.

Mr. Cohen has not yet been appointed to serve on any committees of the Board of Directors at this time.  The Company will file an amendment to this Current Report on Form 8-K disclosing any future appointment.

Mr. Cohen will be compensated for his service as a director in accordance with the Company’s standard director compensation program.

There are no family relationships between Mr. Cohen and any officer of other director of the Company or any related party transactions involving Mr. Cohen and the Company.  There is no arrangement or understanding between Mr. Cohen and any other person pursuant to which he was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: February 15, 2011	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial
Officer